AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 9, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CIT GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	65-1051192
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11 WEST 42ND STREET, NEW YORK, NEW YORK 10036
(212) 461-5200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ROBERT J. INGATO
EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
CIT GROUP INC.
1 CIT DRIVE
LIVINGSTON, NEW JERSEY 07039
(973) 740-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

JOHN E. ESTES SULLIVAN & CROMWELL LLP 125 BROAD STREET NEW YORK, NY 10004 (212) 558-4000	JAMES J. CLARK SUSANNA M. SUH CAHILL GORDON & REINDEL LLP EIGHTY PINE STREET NEW YORK, NY 10005-1702 (212) 701-3000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ________

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

(continued on next page)

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Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Senior Debt Securities	—	—	—

(1)

There are being registered under this registration statement such indeterminate principal amount of senior debt securities of the registrant as may from time to time be offered at indeterminate prices.

(2)	In accordance with Rule 456(b) and Rule 457(r), the Registrant is deferring payment of all of the registration fees. The filing fee will be paid subsequently on a pay-as-you-go basis.

PROSPECTUS

CIT GROUP INC.

SENIOR DEBT SECURITIES

CIT Group Inc. may from time to time offer and sell senior debt securities covered by this prospectus for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date.

We will provide the specific terms and prices of the debt securities that we may offer in supplements to this prospectus. The prospectus supplements may also add to, update or change information contained in this prospectus. This prospectus may not be used to offer or sell any debt securities unless accompanied by a prospectus supplement. You should read this prospectus and any applicable prospectus supplement carefully before you invest in the debt securities.

Investing in these securities involves risks. See “Risk Factors” on page 6 of this prospectus.

We may sell debt securities to or through underwriters, dealers or agents. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” The names of any underwriters, dealers or agents involved in the sale of any debt securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sale of those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 9, 2012.

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we sell or issue securities, we will provide a prospectus supplement and, if applicable, a pricing supplement, that will contain specific information about the terms of that specific offering of securities and the specific manner in which they may be offered. Such prospectus supplement and any applicable pricing supplement may also add to, update or change any of the information contained in this prospectus. Such prospectus supplement and any applicable pricing supplement may also contain information about any material U.S. federal income tax considerations relating to the securities described in such prospectus supplement. You should read both this prospectus, any applicable prospectus supplement and any applicable pricing supplement, together with the additional information described under “Where You Can Find More Information.” You should read the entire prospectus and the applicable prospectus supplement, including the information incorporated by reference, before making an investment decision. As used in this prospectus, the terms “CIT Group Inc.,” “CIT Group,” “CIT,” “we,” “us,” “our” and “the company” refer to CIT Group Inc. and not any of its subsidiaries, unless the context requires otherwise.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Such information may also be inspected at The New York Stock Exchange, 20 Broad Street, New York, New York 10005. You can also find information about us by visiting our website at www.cit.com. We have included our website address as an inactive textual reference only. Information on our website is not incorporated by reference into and does not form a part of this prospectus.

The SEC allows us to incorporate by reference into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any portions of the respective filings that were furnished, under applicable SEC rules, rather than filed, until we complete our offerings of the securities:

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The information responsive to Part III of Form 10-K for the fiscal year ended December 31, 2010, provided in our Proxy Statement on Schedule 14A for the 2011 Annual Meeting of Stockholders, filed on March 31, 2011;

•	our Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 29, 2012; and

•	our Current Reports on Form 8-K filed with the SEC on January 19, 2012, February 9, 2012, February 13, 2012 and February 14, 2012.

You may request a copy of these filings at no cost by writing or telephoning us at the following address or phone number:

Glenn A. Votek
Executive Vice President and Treasurer
CIT Group Inc.
1 CIT Drive
Livingston, New Jersey 07039
(973) 740-5000

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, the documents incorporated by reference in this prospectus and other written reports and oral statements made from time to time by the company may contain “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations or forecasts of future events. They use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “project,” “intend,” “plan,” “potential,” “will,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Any forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus are subject to unknown risks, uncertainties and contingencies. Forward-looking statements are included, for example, in the discussions about:

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our liquidity risk and capital management, including our capital, leverage, and credit ratings, our liquidity plan, and our plans and the potential transactions designed to optimize our liquidity and capital,

•	our plans to change our funding mix and to access new sources of funding to broaden our use of deposit taking capabilities,

•	our credit risk management and credit quality,

•	our asset/liability risk management,

•	accretion and amortization of fresh start accounting adjustments,

•	our funding, borrowing costs and net finance revenue,

•	our operational risks, including success of systems enhancements and expansion of risk management and control functions,

•	our mix of portfolio asset classes, including growth initiatives, acquisitions and divestitures, new products, new business and customer retention,

•	legal risks,

•	our growth rates,

•	our commitments to extend credit or purchase equipment, and

•	how we may be affected by legal proceedings.

All forward-looking statements involve risks and uncertainties, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Also, forward-looking statements are based upon management’s estimates of fair values and of future costs, using currently available information. Therefore, actual results may differ materially from those expressed or implied in those statements. Factors that could cause such differences include, but are not limited to:

•	capital markets liquidity,

•	risks of and/or actual economic slowdown, downturn or recession,

•	industry cycles and trends,

•	uncertainties associated with risk management, including credit, prepayment, asset/liability, interest rate and currency risks,

•	estimates and assumptions used to fair value the balance sheet in accordance with fresh start accounting and actual variation between the estimated fair values and the realized values,

•	adequacy of reserves for credit losses,

•	risks inherent in changes in market interest rates and quality spreads,

•	funding opportunities, deposit taking capabilities and borrowing costs,

•	risks that the restructuring of the company’s capital structure did not result in sufficient additional capital or improved liquidity,

•	risks that the company will be unable to comply with the terms of the Written Agreement with the Federal Reserve Bank of New York,

•	conditions and/or changes in funding markets and our access to such markets, including secured and unsecured term debt, credit facilities and the asset-backed securitization markets,

•	risks of implementing new processes, procedures, and systems,

•	risks associated with the value and recoverability of leased equipment and lease residual values,

•	application of fair value accounting in volatile markets,

•	application of goodwill accounting in a recessionary economy,

•	changes in laws or regulations governing our business and operations,

•	changes in competitive factors,

•	demographic trends,

•	customer retention rates,

•	future acquisitions and dispositions of businesses or asset portfolios, and

•	regulatory changes and/or developments.

Any or all of our forward-looking statements here or in other publications may turn out to be wrong, and there are no guarantees about the performance of the company. The company does not assume the obligation to update any forward-looking statement for any reason.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors included in the prospectus supplement or incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other SEC filings filed after such annual report. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

Unless the applicable prospectus supplement indicates otherwise, we intend to use the net proceeds from any sale of the debt securities for general corporate purposes and/or to refinance outstanding indebtedness. CIT has not yet determined the amounts that we may use in connection with our business or that we may furnish to our subsidiaries.

Reference is made to our financial statements incorporated by reference herein for a description of the terms of our outstanding indebtedness.

DESCRIPTION OF DEBT SECURITIES

This section contains a description of the general terms and provisions of the debt securities that may be offered by this prospectus. We may issue senior debt securities under an indenture to be entered into between us and Wilmington Trust, National Association, as trustee. The senior debt securities indenture is referred to in this prospectus as the “indenture”. The indenture may be supplemented from time to time.

This prospectus briefly outlines some of the provisions of the indenture. The following summary of the material provisions of the indenture is qualified in its entirety by the provisions of the indenture, including definitions of certain terms used in the indenture. Wherever we refer to particular sections or defined terms of the indenture, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indenture that is filed as an exhibit to the registration statement of which this prospectus forms a part for additional information.

In addition, the material specific financial, legal and other terms as well as any material U.S. federal income tax consequences particular to securities of each series will be described in the prospectus supplement relating to the securities of that series. Such prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

General

The indenture does not limit the amount of debt securities that we may issue under the indenture or otherwise. Under the indenture, we may issue the debt securities in one or more series with the same or various maturities, at par or a premium, or with original issue discount.

Unless otherwise specified in the prospectus supplement relating to the securities of any given series, the debt securities covered by this prospectus will be our direct unsecured obligations. Senior debt securities will rank equally with our other unsecured and unsubordinated indebtedness. Any of our secured indebtedness will rank ahead of the debt securities to the extent of the value of the assets securing such indebtedness.

We conduct a substantial portion of our operations primarily through our subsidiaries and our subsidiaries hold a substantial portion of our assets. Accordingly, our cash flow and our ability to meet our obligations under the debt securities will be largely dependent on the cash flow and earnings of our subsidiaries and the distribution or other payment of these cash flows and earnings to us in the form of dividends, loans or advances and repayment to us of loans and advances made to our subsidiaries by us. Our subsidiaries are separate and distinct legal entities and have no obligation to pay the amounts that will be due on our debt securities or to make any funds available for payment of amounts that will be due on our debt securities. Because we are a holding company, our obligations under our debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries. Therefore, our rights, and the rights of our creditors, including the rights of the holders of the debt securities, to participate in any distribution of assets of any of our subsidiaries, if such subsidiary were to be liquidated or reorganized, are subject to the prior claims of such subsidiary’s creditors. To the extent that we may be a creditor with recognized claims against our subsidiaries, our claims will still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary that are senior to us.

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include, among other terms, some or all of the following, as applicable:

•	the title and series of such debt securities, which may include medium-term debt securities;

•	the total principal amount of the series of debt securities and whether there shall be any limit upon the aggregate principal amount of such debt securities;

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if such debt securities are to be issuable as Registered Securities, as Bearer Securities or alternatively as Bearer Securities and Registered Securities, and whether the Bearer Securities are to be issuable with Coupons, without Coupons or both, and any restrictions applicable to the offer, sale or delivery of the Bearer Securities and the terms, if any, upon which Bearer Securities may be exchanged for Registered Securities and vice versa;

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if any of such debt securities are to be issuable in global form, when any of such debt securities are to be issuable in global form and (i) whether such debt securities are to be issued in temporary or permanent global form or both, (ii) whether beneficial owners of interests in any such global security may exchange such interests for debt securities of the same series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur, if other than in the manner specified in the indenture, and (iii) the name of the Depository or the U.S. Depository, as the case may be, with respect to any such global debt security;

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if any of such debt securities are to be issuable as Bearer Securities or in global form, the date as of which any such Bearer Security or global security shall be dated (if other than the date of original issuance of the first of such Securities to be issued);

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if any of such debt securities are to be issuable as Bearer Securities, whether interest in respect of any portion of a temporary Bearer Security in global form payable in respect of an interest payment date therefor prior to the exchange, if any, of such temporary Bearer Security for definitive debt securities shall be paid to any clearing organization with respect to the portion of such temporary Bearer Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such interest payment date;

•	the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of the debt securities will be payable;

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the rate or rates at which such debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

•	the date or dates on which interest, if any, on such debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

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the place or places where the principal of or any premium or interest on such debt securities will be payable, where any of such debt securities that are issued in registered form may be surrendered for registration of, transfer or exchange, and where any such debt securities may be surrendered for conversion or exchange;

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if such debt securities are to be redeemable at our option, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at CIT’s option;

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provisions specifying whether CIT will be obligated to redeem or purchase any of such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder of such debt securities and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such debt securities so redeemed or purchased;

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if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

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provisions specifying whether the debt securities will be convertible into other securities of CIT and/or exchangeable for securities of CIT or other issuers and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable;

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if other than the principal amount, the percentage of the principal amount (or the method by which such percentage will be determined) of such debt securities that will be payable upon declaration of acceleration of the maturity thereof;

•	if other than U.S. dollars, the currency of payment, including composite currencies, of the principal of, and any premium or interest on any of such debt securities;

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provisions specifying whether the principal of, and any premium or interest on such debt securities will be payable, at the election of CIT or a holder of debt securities, in a currency other than that in which such debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

•	any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on such debt securities;

•	provisions specifying whether such debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

•	any deletions from, modifications of or additions to the events of default or covenants of CIT with respect to such debt securities;

•	terms specifying whether the provisions described below under “—Legal Defeasance and Covenant Defeasance” will be applicable to such debt securities;

•	terms specifying whether any of such debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

•	any other terms of such debt securities and any other deletions from or modifications or additions to the indenture in respect of such debt securities.

The prospectus supplement relating to debt securities being offered pursuant to this prospectus will be attached to the front of this prospectus.

We may from time to time, without the consent of the existing holders of the debt securities, create and issue additional debt securities of any series having the same terms and conditions as the previously issued debt securities of such series in all respects, except for the issue date, and in some cases the issue price and the first interest payment date, either of which may differ from the respective terms of the previously issued debt securities of that series.

Certain Covenants

Unless otherwise specified in the applicable prospectus supplement, the following covenants will apply with respect to each series of debt securities issued under the indenture.

Negative Pledge

The indenture does not limit the amount of other securities that CIT or its subsidiaries may issue. However, the indenture contains a “Negative Pledge” that provides that after the date of the execution and delivery of the supplemental indenture and so long as any debt securities shall be outstanding, CIT will not pledge or otherwise subject to any lien (any such pledge or lien being hereinafter referred to as a “Lien”) any of its property or assets to secure Indebtedness for money borrowed, incurred, issued, assumed or guaranteed by CIT without thereby expressly securing the due and punctual payment of the principal of and interest on the debt securities equally and ratably with any and all other Indebtedness for borrowed money secured by such Lien, so long as any such other Indebtedness shall be so secured; provided, however, that this restriction shall not prohibit or otherwise restrict:

•	Liens existing on the Issue Date;

•	CIT from creating, incurring or suffering to exist upon any of its property or assets any Lien in favor of any of its Subsidiaries;

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CIT (i) from creating, incurring or suffering to exist a purchase money Lien upon any such property, assets, capital stock or Indebtedness acquired by CIT prior to, at the time of, or within one year after (1) in the case of physical property or assets, the later of the acquisition, completion of construction (including any improvements on existing property) or commencement of commercial operation of such property or (2) in the case of shares of Capital Stock, Indebtedness or other property or assets, the acquisition of such shares of Capital Stock, Indebtedness, property or assets, (ii) from acquiring property or assets subject to Liens existing thereon at the date of acquisition thereof, whether or not the Indebtedness secured by any such Lien is assumed or guaranteed by CIT, or (iii) from creating, incurring or suffering to exist Liens upon any property of any Person, which Liens exist at the time any such Person is merged with or into or consolidated with CIT (or becomes a subsidiary of CIT) or which Liens exist at the time of a sale or transfer of the properties of any such Person as an entirety or substantially as an entirety to CIT;

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CIT from creating, incurring or suffering to exist upon any of its property or assets Liens in favor of the United States or any state thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute (including maintaining self-insurance or participating in any fund in connection with worker’s compensation, disability benefits, unemployment insurance, old age pensions or other types of social benefits, or joining in any other provisions or benefits available to companies participating in any such arrangements);

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CIT from creating, incurring or suffering to exist upon any of its property or assets Liens securing its obligations under letters of credit, Rate Management Transactions, bids, tenders, sales contracts, purchase agreements, repurchase agreements, reverse repurchase agreements, bankers’ acceptances, leases, surety and performance bonds, and other similar obligations, in each case, incurred in the ordinary course of business;

•	CIT from creating, incurring or suffering to exist Liens upon any real property acquired or constructed by CIT primarily for use in the conduct of its business;

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CIT from entering into any arrangement with any Person providing for the leasing by CIT of any property or assets, which property or assets have been or will be sold or transferred by CIT to such Person with the intention that such property or assets will be leased back to CIT, if the obligations in respect of such lease would not be included as liabilities on its consolidated balance sheet;

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CIT from creating, incurring or suffering to exist upon any of its property or assets Liens to secure non-recourse debt in connection with its engaging in any leveraged or single-investor or other lease transactions, whether (in the case of Liens on or relating to leases or groups of leases or the particular properties subject thereto) such Liens are on the particular properties subject to any leases involved in any of such transactions and/or the rental or other payments or rights under such leases or, in the case of any group of related or unrelated leases, on the properties subject to the leases comprising such group and/or on the rental or other payments or rights under such leases, or on any direct or indirect interest therein, and whether (in any case) (A) such Liens are created prior to, at the time of, or at any time after the entering into of such lease transactions and/or (B) such leases are in existence prior to, or are entered into by CIT at the time of or at any time after, the purchase or other acquisition by CIT of the properties subject to such leases;

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CIT from creating, incurring or suffering to exist (A) other consensual Liens in the ordinary course of its business that secure Indebtedness that, in accordance with generally accepted accounting principles, would not be included in total liabilities as shown on its consolidated balance sheet, or (B) Liens created by CIT in connection with any transaction intended by CIT to be a sale of its property or assets, provided that such Liens are upon any or all of the property or assets intended to be sold, the income from such property or assets and/or the proceeds of such property or assets;

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CIT from creating, incurring or suffering to exist Liens on property or assets financed through tax-exempt municipal obligations, provided that such Liens are only on the property or assets so financed;

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any extension, renewal, refinancing or replacement (or successive extensions, renewals, refinancings or replacements), in whole or in part, of any of the foregoing; provided, however, that any such extension, renewal, refinancing or replacement shall be limited to all or a part of the property or assets (or substitutions therefor) which secured the Lien so extended, renewed, refinanced or replaced (plus improvements on such property); and

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CIT from creating, incurring or suffering to exist any other Liens not otherwise permitted by any of the foregoing clauses above; provided that the maximum amount of Indebtedness secured by Liens in reliance on this clause shall not exceed, at the time of and after giving effect to the incurrence of any Indebtedness secured by a Lien in reliance on this clause, an amount equal to the greater of

$900 million or 10% of the excess of its consolidated total assets over its consolidated liabilities, as shown on its balance sheet for the most recent fiscal quarter for which financial statements are publicly available in accordance with generally accepted accounting principles at the date of measurement.

For the purposes of this covenant described under the caption “Negative Pledge,” any contract by which title is retained as security (whether by lease, purchase, title retention agreement or otherwise) for the payment of a purchase price shall be deemed to be a purchase money Lien.

Nothing contained in this covenant described under the caption “Negative Pledge” or in the indenture shall prevent or be deemed to prohibit the creation, assumption or guaranty by CIT of any Indebtedness not secured by a Lien or the issuance by CIT of any debentures, notes or other evidences of Indebtedness not secured by a Lien, whether in the ordinary course of business or otherwise.

The entry by CIT into any contract, document, agreement or instrument (which shall include bank credit facilities, Rate Management Transactions and loan agreements), in the ordinary course of business or otherwise, which contract, document agreement or instrument may provide for or contain a right of set-off or other similar right between CIT and such other party to the contract, document agreement or instrument shall not result in, or be deemed to constitute, the creation or incurrence of a “Lien” as such term is used in the indenture.

Consolidation, Merger or Sale

CIT will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not CIT is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of CIT and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

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either: (a) CIT is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than CIT) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

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the Person formed by or surviving any such consolidation or merger (if other than CIT) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes by contract or operation of law all the obligations of CIT under the debt securities and the indenture pursuant to agreements reasonably satisfactory to the trustee; and

•	immediately after, and upon giving effect to, such transaction, no Default or Event of Default exists.

This “Consolidation, Merger or Sale” covenant will not apply to:

•	a merger of CIT with an Affiliate solely for the purpose of reincorporating CIT in another jurisdiction; or

•	any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among CIT and its Subsidiaries.

Events of Default

Each of the following is an “Event of Default” with respect to each series of debt securities:

•	default for 30 days in the payment when due of interest on the debt securities of such series;

•	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the debt securities of such series;

•	failure for 3 business days by CIT to comply with the provisions described under the caption “—Certain Covenants—Consolidation, Merger or Sale”;

•

failure by CIT for 60 days after written notice to CIT by the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of such series outstanding voting as a single class to comply with any of the other agreements in the indenture;

•	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by CIT (or the payment of which is guaranteed by CIT), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

•	is a Payment Default; or

•	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250 million or more;

•

failure by CIT to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $250 million (net of any amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days; and

•

(x) a court of competent jurisdiction enters an order or decree under any applicable Bankruptcy Law that: (A) is for relief against CIT in an involuntary case; (B) appoints a Bankruptcy Custodian of CIT or for all or substantially all of the property of CIT; or (C) orders the liquidation of CIT; and the order or decree remains unstayed and in effect for 60 consecutive days; or (y) the commencement by CIT of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization (other than a reorganization under a foreign law that does not relate to insolvency) or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by CIT to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it, or the filing by CIT of a petition or answer or consent seeking reorganization, arrangement, adjustment or composition of CIT under any such applicable law, or the consent by CIT to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of CIT or any substantial part of the property of CIT or the making by CIT of an assignment for the benefit of creditors, or the taking of corporate action by CIT in furtherance of any such action or the admitting in writing by CIT of its or their inability to pay its debts generally as they become due.

In the case of an Event of Default relating to bankruptcy proceedings, all outstanding debt securities will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of any series, by notice to CIT, may declare all the debt securities of such series to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the trustee in its exercise of any trust or power with respect to such series. The trustee may withhold from holders of the debt securities notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium, if any.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of debt securities unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest, when due, no holder of a debt security of such series may pursue any remedy with respect to the indenture or such debt securities unless:

•	such holder has previously given the trustee notice that an Event of Default is continuing;

•	holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series have requested the trustee to pursue the remedy;

•	such holders of debt securities have offered the trustee reasonable security or indemnity against any loss, liability or expense;

•	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

•

holders of a majority in aggregate principal amount of the then outstanding debt securities of such series have not given the trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding debt securities of any series by notice to the trustee may, on behalf of the holders of all of the debt securities of such series, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the debt securities of such series.

CIT is required to deliver to the trustee annually a statement regarding compliance with the indenture. Within 30 days after becoming aware of any Default or Event of Default, CIT is required to deliver to the trustee a statement specifying such Default or Event of Default.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture and the debt securities may be amended or supplemented as they relate to any series of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities), and any existing Default or Event of Default or compliance with any provision of the indenture or the instruments evidencing debt securities with respect to any series may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding debt securities of such series (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).

Without the consent of each holder of debt securities affected, an amendment, supplement or waiver may not (with respect to any debt securities held by a non-consenting holder):

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the principal of or change the fixed maturity of any debt securities or reduce the redemption price of any debt securities;

•	reduce the rate of or change the time for payment of interest, including default interest, on any debt securities;

•

waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the Payment Default that resulted from such acceleration);

•	make any debt securities payable in money other than U.S. dollars;

•

make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

•	waive a redemption payment with respect to any debt securities; or

•	make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of debt securities, CIT and the trustee may amend or supplement the indenture or the debt securities:

•	to cure any ambiguity, defect or inconsistency;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to provide for the assumption of CIT’s obligations to holders of debt securities in the case of a merger or consolidation or sale of all or substantially all of CIT’s assets;

•

to make any change that would provide any additional rights or benefits to the holders of such debt securities, increase the interest rate applicable to any series of the debt securities or that does not adversely affect the legal rights under the indenture of any such holder;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•

to conform the text of the indenture or the debt securities to any provision of this “Description of Debt Securities” or “Description of Notes” in a prospectus supplement applicable to any series of debt securities; and

•	to provide for the issuance of additional debt securities in accordance with the limitations set forth in the indenture as of the date of the indenture.

The consent of the holders of debt securities is not necessary under the indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.

Global Securities

CIT may issue the global securities in either registered or bearer form, in either temporary or permanent form. Unless the prospectus supplement specifies otherwise, debt securities, when issued, will be represented by a permanent global security or securities, and each permanent global security will be deposited with, or on behalf of, The Depository Trust Company, which we refer to as the Depositary, and registered in the name of a nominee of the Depositary. Investors may elect to hold interests in the global securities through either the Depositary (in the United States), or Clearstream or Euroclear (outside of the United States), if they are participants of those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (in those capacities, the “U.S. Depositaries”), which in turn will hold the interests in customers’ securities accounts in the depositaries’ names on the books of the Depositary. Except under the limited circumstances described below, permanent global securities will not be exchangeable for securities in definitive form and will not otherwise be issuable in definitive form.

Ownership of beneficial interests in a permanent global security will be limited to institutions that have accounts with the Depositary or its nominee (each a “participant”) or persons who may hold interests through participants. In addition, ownership of beneficial interests by participants in such permanent global security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for that permanent global security. Ownership of beneficial interests in such permanent global security by persons who hold through participants will be evidenced only by, and the transfer of that ownership interest within the participant will be effected only through, records maintained by that participant. The Depositary has no knowledge of the actual beneficial owners of securities. Beneficial owners will not receive written confirmation from the Depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair your ability to transfer your beneficial interests in that permanent global security.

CIT has been advised by the Depositary that upon the issuance of a permanent global security and the deposit of that permanent global security with the Depositary, the Depositary will immediately credit on its book-entry registration and transfer system the respective principal amounts represented by that permanent global security to the accounts of participants.

The paying agent will make all payments on securities represented by a permanent global security registered in the name of or held by the Depositary or its nominee to the Depositary or its nominee, as the case may be, as the registered owner and holder of the permanent global security representing the securities. The Depositary has advised CIT that upon receipt of any payment of principal of, or premium, if any, or interest, if any, on a permanent global security, the Depositary will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of that permanent global security as shown in the records of the Depositary or its nominee. We expect that payments by participants to owners of beneficial interests in a permanent global security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name” (i.e., the name of a securities broker or dealer), and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time.

None of CIT, any trustee, any agent of CIT, or any agent of a trustee will be responsible or liable for any aspect of the records relating to or payments made on account of beneficial interests in a permanent global security or for maintaining, supervising, or reviewing any of the records relating to such beneficial interests.

A permanent global security is exchangeable for definitive securities registered in the name of, and a transfer of a permanent global security may be registered to, any person other than the Depositary or its nominee, only if:

•

the Depositary notifies us that it is unwilling or unable to continue as Depositary for that permanent global security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, and CIT does not appoint a successor Depositary within 90 days;

•	CIT, in its discretion, determines that the permanent global security will be exchangeable for definitive securities in registered form; or

•

an event of default under the indenture shall have occurred and be continuing, as described in the prospectus, and CIT, the trustee, or the applicable registrar and paying agent notifies the Depositary that the permanent global security will be exchangeable for definitive securities in registered form.

Any permanent global security which is exchangeable will be exchangeable in whole for definitive securities in registered form, of like tenor and of an equal aggregate principal amount as the permanent global security, in denominations of $1,000 and integral multiples thereof. Those definitive securities will be registered in the name or names of such person or persons as the Depositary shall instruct such trustee. CIT expects that those instructions may be based upon directions received by the Depositary from its participants with respect to ownership of beneficial interests in the permanent global security.

In the event definitive securities are issued, you may transfer the definitive securities by presenting them for registration to the registrar at its New York office. If you transfer less than all of your definitive securities, you will receive a definitive security or securities representing the retained amount from the registrar at its New York office within 30 days of presentation for transfer. Definitive securities presented for registration must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to CIT or the trustee for the securities, duly executed by the holder or his attorney duly authorized in writing. You can obtain a form of written instrument of transfer from the registrar for the securities at its New York office. CIT may require you to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of definitive securities, but otherwise transfers will be without charge. If CIT issues definitive securities,

•	principal of and interest on the securities will be payable in the manner described below;

•	the transfer of the securities will be registrable; and

•	the securities will be exchangeable for securities bearing identical terms and provisions.

If CIT issues definitive securities, CIT will do so at the office of the paying agent, including any successor paying agent and registrar for the securities.

CIT may pay interest on definitive securities, other than interest at maturity or upon redemption, by mailing a check to the address of the person entitled to the interest as it appears on the security register at the close of business on the regular record date corresponding to the relevant interest payment date. The term “record date,” as used in this prospectus, means the close of business on the fifteenth day preceding any interest payment date.

Notwithstanding the foregoing, the Depositary, as holder of the securities, or a holder of more than $1 million in aggregate principal amount of securities in definitive form, may require a paying agent to make payments of interest, other than interest due at maturity or upon redemption, by wire transfer of immediately available funds into an account maintained by the holder in the United States, by sending appropriate wire transfer instructions. Such paying agent must receive these instructions not less than ten days prior to the applicable interest payment date.

A paying agent will pay the principal and interest payable at maturity or upon redemption by wire transfer of immediately available funds against presentation of the related security at the office of the paying agent.

Except as provided above, owners of beneficial interests in a permanent global security will not be entitled to receive physical delivery of securities in definitive form and will not be considered the holders of the securities for any purpose under the indenture, and no permanent global security will be exchangeable, except for another permanent global security of like denomination and tenor to be registered in the name of the Depositary or its nominee. As a result, each person owning a beneficial interest in a permanent global security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

CIT understands that, under existing industry practices, in the event that CIT requests any action of holders, or an owner of a beneficial interest in a permanent global security desires to give or take any action which a holder is entitled to give or take under the indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take this action, and the participants would authorize beneficial owners owning through participants to give or take this action or would otherwise act upon the instructions of beneficial owners owning through them.

Where any debt securities of any series are issued in bearer form, the restrictions and considerations applicable to such debt securities and with respect to the payment, transfer and exchange of such debt securities will be described in the related prospectus supplement.

The Depository Trust Company. The Depositary has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in securities through electronic book-entry changes in accounts of the participants. By doing so, the Depositary eliminates the need for physical movement of securities certificates. The Depositary’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Depositary is owned by a number of its participants and by the New York Stock Exchange, Inc., NYSE Amex Equities. Access to the Depositary’s book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to the Depositary and its participants are on file with the SEC.

CIT believes that the sources from which the information in this section and elsewhere in this prospectus concerning the Depositary and the Depositary’s system has been obtained are reliable, but CIT takes no responsibility for the accuracy of the information.

Clearstream. Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance, and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including agents, securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations and may include any agents. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

CIT believes that the sources from which the information in this section and elsewhere in this prospectus concerning Clearstream and Clearstream’s system has been obtained are reliable, but CIT takes no responsibility for the accuracy of the information.

Euroclear. Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include any agents. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

CIT believes that the sources from which the information in this section and elsewhere in this prospectus concerning Euroclear, the Euroclear Operator, the Cooperative and Euroclear’s system has been obtained are reliable, but CIT takes no responsibility for the accuracy of the information.

Global Clearance and Settlement Procedures

Initial settlement for the securities will be made in immediately available funds. Secondary market trading between participants in the Depositary will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using the Depositary’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other hand, will be effected in the Depositary in accordance with the Depositary rules on behalf of the relevant European international clearing system by its U.S. Depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). If the transaction meets the settlement requirements, the relevant European international clearing system will deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in the Depositary and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant in the Depositary will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that following business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a participant in the Depositary will be received with value on the Depositary settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in the Depositary.

Although the Depositary, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of the Depositary, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Legal Defeasance and Covenant Defeasance

CIT may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding debt securities of any series (“Legal Defeasance”) except for:

•

the rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, or interest or premium, if any, on, such debt securities when such payments are due from the trust referred to below;

•

CIT’s obligations with respect to the debt securities of such series concerning issuing temporary certificates for the debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and money for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee, and CIT’s obligations in connection therewith; and

•	the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, CIT may, at its option and at any time, elect to have its obligations released with respect to certain covenants that are described in the indenture with respect to the debt securities of any series (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the debt securities of such series. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default” will no longer constitute an Event of Default with respect to the debt securities of such series.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the debt securities of any series:

•

CIT must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of such series, Cash in U.S. dollars, non-callable government obligations, or a combination of Cash in U.S. dollars and non-callable government obligations, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest, premium, if any, on, the outstanding debt securities of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and CIT must specify whether such debt securities are being defeased to such stated date for payment or to a particular redemption date;

•

in the case of Legal Defeasance, CIT must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) CIT has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

•

in the case of Covenant Defeasance, CIT must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

•

no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

•

such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which CIT is a party or by which CIT is bound;

•

CIT must deliver to the trustee an officer’s certificate stating that the deposit was not made by CIT with the intent of preferring the holders of the debt securities of such series over the other creditors of CIT with the intent of defeating, hindering, delaying or defrauding any creditors of CIT or others; and

•

CIT must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all debt securities of any series issued thereunder, when:

(1) either:

(i) all debt securities of such series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us have been delivered to the trustee for cancellation; or

(ii) all debt securities of such series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and CIT has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of the debt securities of such series, Cash in U.S. dollars, non-callable government obligations, or a combination of Cash in U.S. dollars and non-callable government obligations, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the debt securities of such series not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest, to the date of maturity or redemption;

(2) With respect to such series of debt securities, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which CIT is a party or by which CIT is bound;

(3) CIT paid or caused to be paid all sums payable by it under the indenture with respect to the debt securities of such series; and

(4) CIT has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities of such series at maturity or on the redemption date, as the case may be.

In addition, CIT must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

Wilmington Trust, National Association will act as trustee under the indenture, as permitted by the terms thereof. At all times, the trustee must be organized and doing business under the laws of the United States, any state thereof or the District of Columbia, and must comply with all applicable requirements under the Trust Indenture Act.

The trustee may resign at any time by giving us written notice or may be removed as trustee with respect to any series of outstanding debt securities:

•	by act of the holders of a majority in principal amount of such series of outstanding debt securities; or

•

if it (i) fails to comply with the obligations imposed upon it under the Trust Indenture Act; (ii) is not organized and doing business under the laws of the United States, any state thereof or the District of Columbia; (iii) becomes incapable of acting as trustee; or (iv) a court takes certain actions with respect to such trustee relating to bankruptcy, insolvency or reorganization.

If the trustee resigns, is removed or becomes incapable of acting, or if a vacancy occurs in the office of the trustee for any cause, CIT, by or pursuant to a board resolution, will promptly appoint a successor trustee or trustees with respect to the debt securities of such series. CIT will give written notice to holders of the relevant series of debt securities, of each resignation and each removal of the trustee with respect to the debt securities of such series and each appointment of a successor trustee. Upon the appointment of any successor trustee, CIT, the retiring trustee and such successor trustee, will execute and deliver a supplemental indenture in which each successor trustee will accept such appointment and which will contain such provisions as necessary or desirable to transfer to such successor trustee all the rights, powers, trusts and duties of the retiring trustee with respect to the relevant series of debt securities.

The trustee may be contacted at the following address: 166 Mercer Street, Suite 2R, New York, NY 10012. The form of indenture is filed as an exhibit to this registration statement. Holders of any series of debt securities may obtain an indenture or any other documents relating to a series of debt securities by contacting CIT or the trustee or by accessing the SEC’s web site. See “Where You Can Find More Information.”

Wilmington Trust, National Association and certain of its affiliates have in the past and may in the future provide banking, investment and other services to CIT. A trustee under the indenture may act as trustee under any of its other indentures.

New York Law to Govern

The indenture will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

Certain Definitions

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. In no event shall any Person acquired or formed in connection with a workout, restructuring or foreclosure in the ordinary course of business be considered an “Affiliate” of CIT or any of its Subsidiaries.

“Bankruptcy Custodian” means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

“Bankruptcy Law” means title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Bearer Security” means any Security in the form established pursuant to the indenture which is payable to bearer.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including preferred stock, but excluding any debt securities convertible into such equity.

“Cash” means money, currency or a credit balance in any demand or deposit account.

“Coupon” means any interest coupon appertaining to a Bearer Security.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Indebtedness” means, with respect to any Person, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of such Person’s business, (iii) obligations, whether or not assumed, secured by Liens on property now or hereafter owned or acquired by such Person (other than obligations not for borrowed money and other than carriers’, warehousemen’s, mechanics’, repairmen’s or other like nonconsensual statutory Liens arising in the ordinary course of business), (iv) obligations which are evidenced by notes, acceptances, or other similar instruments, (v) that portion of capitalized lease obligations that is properly classified as a liability on a balance sheet in conformity with generally accepted accounting principles, (vi) contingent obligations with respect to the Indebtedness of another Person, including but not limited to the obligation or liability of another which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes contingently liable upon; provided that any Indebtedness owing by us to any of its Subsidiaries or by any Subsidiary to CIT or by any Subsidiary to any other Subsidiary or any contingent obligation in respect thereof shall not constitute Indebtedness for purposes of the indenture, and (vii) obligations for which such Person is obligated in respect of a letter of credit.

For purposes of the indenture, Indebtedness shall not include (A) any indebtedness of such Person to the extent (I) such indebtedness does not appear on the financial statement of such Person, (II) such indebtedness is recourse only to certain assets of such Person, and (III) the assets to which such indebtedness is recourse only appear on the financial statements of such Person net of such indebtedness, or (B) any indebtedness or other obligations issued by any Person (or by a trust or other entity established by such Person or any of its affiliates) to the extent (I) primarily serviced by the cash flows of a discrete pool of receivables, leases or other financial or operating assets which have been sold or transferred by CIT or any Subsidiary in securitization or secured financing transactions and (II) such sale or transfer of receivables, leases or other financial or operating assets is treated as a true sale for legal purposes (irrespective of whether such sale or transfer is accounted for as a sale under generally accepted accounting principles or for tax purposes). It is understood and agreed that (1) the amount of any Indebtedness described in clause (iii) for which recourse is limited to certain property of such Person shall be the lower of (x) the amount of the obligation and (y) the fair market value of the property of such Person securing such obligation, and (2) the amount of any obligation described in clause (vi) shall be the lower of (x) the stated or determinable amount of the primary obligation in respect of which such contingent obligation is made, and (y) the maximum amount for which such Person may be liable pursuant to the terms of the agreement embodying such contingent obligation unless such primary obligation and the maximum amount for which such Person may be liable are not stated or determinable, in which case the amount of such contingent obligation shall be such Person’s maximum, reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Issue Date” means, with respect to debt securities of any series, the original issue date of such debt securities.

“Payment Default” means a default caused by a failure to pay any scheduled installment of principal on such Indebtedness prior to the expiration of any applicable grace period on the date of such default.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Rate Management Transactions” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by CIT which is a rate swap, basis swap, total return swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures, or the purchase of credit default swaps.

“Registered Security” means any Security in the form established pursuant to the indenture which is registered in a Security Register.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting, agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

UNITED STATES TAXATION

This section describes the material United States federal income tax consequences of owning certain debt securities we may offer. It is the opinion of Sullivan & Cromwell LLP, counsel to the company. It applies to you only if you acquire debt securities in the offering at the offering price and you hold your debt securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns debt securities that are a hedge or that are hedged against interest rate risks,

•	a person that owns debt securities as part of a straddle or conversion transaction for tax purposes,

•	a person that purchases or sells debt securities as part of a wash sale for tax purposes, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section deals only with fixed rate debt securities denominated in U.S. dollars, with no more than de minimis original issue discount, that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning any other debt securities will be discussed in an applicable prospectus supplement. If you purchase debt securities at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your tax advisor regarding this possibility.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the debt securities, the United States federal income tax treatment of a partner generally will depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the debt securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the debt securities.

Please consult your own tax advisor concerning the consequences of owning these debt securities in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a debt security and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “United States Alien Holders” below.

Payments of Interest. You will be taxed on interest on your debt security as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Purchase, Sale, Retirement and Other Disposition of Debt Securities. Your tax basis in your debt security generally will be its cost. You generally will recognize capital gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest, and your tax basis in your debt security. Capital gain of a noncorporate United States holder generally is taxed at preferential rates where the property is held for more than one year.

Medicare Tax. For taxable years beginning after December 31, 2012, a United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A United States holder’s net investment income generally will include its interest income and its net gains from the disposition of debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the debt securities.

United States Alien Holders

This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of a debt security and are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a debt security.

If you are a United States holder, this subsection does not apply to you.

This discussion assumes that the debt security is not subject to the rules of Section 871(h)(4)(A) of the Internal Revenue Code, relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.

Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a debt security:

•	we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest to you if, in the case of payments of interest:

1.	you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the company entitled to vote,

2.	you are not a controlled foreign corporation that is related to the company through stock ownership, and

3.	the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

a.

you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person,

b.

in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a non-United States person,

c.	the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

i.

a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

ii.

a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service), or

iii.	a U.S. branch of a non-United States bank or of a non-United States insurance company,

and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the debt securities in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service),

d.	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business,

i.

certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

ii.	to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form, or

e.

the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with U.S. Treasury regulations; and

•	no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your debt security.

Further, a debt security held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the company entitled to vote at the time of death and

•	the income on the debt security would not have been effectively connected with a United States trade or business of the decedent at the same time.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

Under recently enacted legislation and administrative guidance, a 30% withholding tax will be imposed on payments of interest made on or after January 1, 2014, and to other “withholdable payments” (including payments of gross proceeds from a sale or other disposition of debt securities) made on or after January 1, 2015, to certain foreign financial institutions, investment funds, and other non-U.S. persons that fail to comply with information reporting requirements in respect of their direct and indirect United States shareholders and/or United States accountholders. However, under proposed regulations, such payments will only include interest and proceeds of debt securities issued on or after January 1, 2013.

Backup Withholding and Information Reporting

In general, if you are a noncorporate United States holder, we and other payors are required to report to the Internal Revenue Service all payments of principal, premium, and interest on your debt security. In addition, we and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your debt security before maturity within the United States. Additionally, backup withholding will apply to any payments if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a United States alien holder, payments of principal, premium, or interest made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under “—United States Alien Holders” are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your debt securities on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

•	the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

•	an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person, or

•	other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations, or

•	you otherwise establish an exemption.

If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption.

In addition, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “United States persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any of the following three ways (or in any combination):

•	through underwriters, dealers or remarketing firms;

•	directly to one or more purchasers, including to a limited number of institutional purchasers; or

•	through agents.

Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Any discounts or commissions received by an underwriter, dealer, remarketing firm or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement or pricing supplement and will include, among other things:

•	the type of and terms of the securities offered;

•	the price of the securities;

•	the proceeds to us from the sale of the securities;

•	the names of the securities exchanges, if any, on which the securities are listed;

•	the names of any underwriters, dealers, remarketing firms or agents and the amount of securities underwritten or purchased by each of them;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concessions which may be allowed or reallowed or paid to dealers.

If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If dealers acting as principals are used in the sale of any securities, such securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the applicable prospectus supplement or pricing supplement with respect to the securities being offered.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement or pricing supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement or pricing supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

The securities may be sold directly by us or through agents designated by us from time to time. In the case of securities sold directly by us, no underwriters or agents would be involved. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us to such agents, will be set forth in the applicable prospectus supplement or pricing supplement. Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

We may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us at the public offering price set forth in the applicable prospectus supplement or pricing supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement or pricing supplement, and the applicable prospectus supplement or pricing supplement will set forth the commission payable for solicitation of such contracts.

Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, all securities offered by this prospectus will be new issues with no established trading market. We may elect to list any of the securities on one or more exchanges, but, unless otherwise specified in the applicable prospectus supplement or pricing supplement, we shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

BENEFIT PLAN INVESTOR CONSIDERATIONS

For a discussion of considerations for certain benefit plan and similar investors subject to the Employment Retirement Income Security Act of 1974, as amended, or similar laws, see “Benefit Plan Investor Considerations” in the applicable prospectus supplement.

VALIDITY OF SECURITIES

Unless otherwise indicated in a supplement to this prospectus, the validity of the securities will be passed upon for us by Sullivan & Cromwell LLP, New York, New York, and certain legal matters will be passed upon for the agents, underwriters and dealers by Cahill Gordon & Reindel LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The estimated expenses payable by the registrant in connection with the offering of securities registered, other than underwriting compensation, are as follows:

SEC registration fee	$(1)
Trustee fees	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Printing and engraving expenses	(2)
Rating agencies	(2)
Miscellaneous expenses	(2)

Total	$(2)

(1)

To be deferred pursuant to Rule 456(b) and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act of 1933, as amended.

(2)

These fees and expenses will be calculated in part based on the amount of securities offered and the number of issuances and accordingly cannot be estimated at this time. Furthermore, not all of the listed expenses will be payable in connection with every offering. An estimate of the amount of expenses will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney’s fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to us, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by us only as authorized in each specific case upon a determination by the stockholders, disinterested directors or independent legal counsel that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Our certificate of incorporation and by-laws provide that we will indemnify our directors and officers to the fullest extent permitted by law and that no director shall be liable for monetary damages to us or our stockholders for any breach of fiduciary duty, except to the extent provided by applicable law (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL or (4) for any transaction from which such director derived an improper personal benefit.

In addition, we maintain liability insurance for our directors and officers.

We have entered into indemnification agreements with each of our directors and officers pursuant to which we have agreed to indemnify such persons to the fullest extent permitted by Delaware law, as the same may be amended from time to time.

For information concerning the registrant’s undertaking to submit to adjudication the issue of indemnification for violation of the securities laws, see Item 17 hereof.

Item 16. Exhibits.

The exhibits to this Registration Statement are listed on the Exhibit Index to this Registration Statement, which Exhibit Index is hereby incorporated by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and 1(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining any liability under the Securities Act to any purchaser:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) that, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in The City of New York, State of New York, on March 9, 2012.

CIT GROUP INC.

By:	/s/ Glenn A. Votek
Name: Glenn A. Votek Title: Executive Vice President & Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby severally and individually constitutes and appoints Scott T. Parker, Robert J. Ingato and Eric S. Mandelbaum, and each of them severally, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments. This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on March 9, 2012.

Signature	Title

/s/ JOHN A. THAIN John A. Thain	Chairman and Chief Executive Officer (Principal Executive Officer)
/s/ SCOTT T. PARKER Scott T. Parker	Chief Financial Officer (Principal Financial Officer)
/s/ CAROL HAYLES Carol Hayles	Senior Vice President, Controller (Controller)
/s/ VICE ADMIRAL JOHN RYAN Vice Admiral John Ryan	Director
/s/ DAVID M. MOFFETT David M. Moffett	Director
/s/ R. BRAD OATES R. Brad Oates	Director
/s/ MARIANNE MILLER PARRS Marianne Miller Parrs	Director
/s/ GERALD ROSENFELD Gerald Rosenfeld	Director
/s/ PETER J. TOBIN Peter J. Tobin	Director

INDEX TO EXHIBITS

Exhibit Number		Description of Exhibits
1.1	—	Form of Underwriting Agreement
4.1	—	Form of Senior Indenture
5.1	—	Opinion of Sullivan & Cromwell LLP
8.1	—	Tax Opinion of Sullivan & Cromwell LLP
12.1*	—	Computation of Ratio of Earnings to Fixed Charges
23.1	—	Consent of Independent Registered Public Accounting Firm
23.2	—	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)
24.1	—	Powers of Attorney (included on signature pages)
25.1	—	Statement of Eligibility of Trustee for the senior debt securities

*	Incorporated by reference to Exhibit 12.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.